AMENDMENT NO. 9
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                  AMENDMENT NO. 9 dated as of June 30, 1996 (this "Amendment") to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 2, 1994 (as amended by Amend ment No. 1 thereto dated as of June 9, 1994, Amendment No. 2 thereto dated as of September 30, 1994, Amendment No. 3 thereto dated as of December 12, 1994, Amendment No. 4 thereto dated as of January 11, 1995, Amendment No. 5 thereto dated as of March 17, 1995, Amendment No. 6 thereto dated as of October 17, 1995, Amendment No. 7 thereto dated as of November 30, 1995, and Amendment No. 8 thereto dated as of January 24, 1996, the "Credit Agreement"), each among MAGELLAN HEALTH SERVICES, INC., a Delaware corporation formerly known as CHARTER MEDICAL CORPORATION (the "Company"), the banking and other finan cial institutions from time to time party thereto (the "Lenders"), BANKERS TRUST COMPANY, as Agent for the Lend ers, and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Co-Agent. Capitalized terms used herein and not defined herein shall have the respective meanings set forth for such terms in the Credit Agreement after giving effect to the amendments thereto set forth herein.

                              W I T N E S S E T H :

                  WHEREAS, the Company has requested that the Credit Agreement be amended to, among other things, include the earnings of certain Domestic Subsidiaries and certain joint ventures of the Company for purposes of the definition of Core EBITDA;

                  WHEREAS, the Company has requested that the Lenders consent to the release of certain Collateral pledged to the Collateral Agent by Charter Hospital of Mobile, Inc.; and


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                  WHEREAS,   subject  to  and  upon  the  terms  and  conditions
hereinafter set forth and in the Credit Agree ment as amended hereby, the Lenders party hereto are willing to agree to the foregoing;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  Section 1. Consent. The Lenders party hereto hereby consent to the release by the Collateral Agent, upon request therefor from the Company, of the Collateral consisting of the equipment pledged to the Collateral Agent by Charter Hospital of Mobile, Inc. and any succes sor thereto; provided that the Company certifies to the Agent at the time of such release that both before and after giving effect to such release, no Default or Event of Default will have occurred and be continuing.

                  Section 2.  Amendments to Credit Agreement.
The Credit Agreement is amended as follows:

                  The definition of the term "Core EBITDA" in Section 10 of the Credit Agreement is amended by insert ing the following before the period at the end thereof ", plus, without duplication, (f) the Company's pro rata interest in the consolidated EBITDA of Domestic Subsid iaries (other than Wholly-Owned Restricted Subsidiaries) and joint ventures of the Company that are consolidated with, and are at least 50% owned (directly or indirectly) by, the Company, provided that (i) the amount added pursuant to this clause (f) shall not at any time exceed 33-1/3% of the aggregate amount of Core EBITDA at such time after giving effect to such addition and (ii) no amount shall be added pursuant to this clause (f) if the aggregate outstanding principal amount of Indebtedness of all such Domestic Subsidiaries and joint ventures exceeds $25,000,000 at any time during such period".



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                  Section 3.  Representations and Warranties.
The Company hereby represents and warrants to the Agent and the Lenders that:

                  (a) The execution and delivery by the Company of this Amendment and the performance by the Company of the Credit Agreement as amended hereby are within the Company's corporate powers, have been duly authorized by all necessary corporate or other action and will not (i) contravene the certificate or articles of incorporation or the bylaws of the Company, (ii) contravene any law, regulation, order, writ, judgment, decree, determination or award currently in effect binding on or affecting the Company or any of its Subsidiaries or any of their re spective assets, except where such contravention would not have a Material Adverse Effect, or (iii) conflict with or result in any breach of any of the terms, cove nants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument (including, without limitation, the Senior Subordinated Notes Indenture) to which the Company or any of its Sub sidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound or subject to, except to the extent such conflict, breach, default or creation or imposition would not have a Material Adverse Effect.

                  (b) This Amendment, the Credit Agreement as amended hereby, and after giving effect to this Amend ment, the other Credit Documents constitute the legal, valid and binding obligations of the Company and the other Credit Parties party thereto, enforceable against the Company and such Credit Parties in accordance with their respective terms, except to the extent such en forceability may be limited by applicable bankruptcy,


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insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of wheth er enforcement is sought in a proceeding in equity or at law).

                  (c) On and as of the date hereof, and both before and after giving effect to this Amendment, no De fault or Event of Default has occurred and is continuing.

                  (d) The representations and warranties of the Company and the other Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct on and as of the date hereof as if made on and as of the date hereof both before and after giving effect to the effectiveness of this Amendment, except to the extent such representations and warranties expressly relate to a specific date.

                  Section 4. Effectiveness. This Amendment shall become effective when the Agent shall have received duly executed counterparts of this Amendment from the Company, each Subsidiary of the Company that is a party to any Credit Document and as many of the Lenders as shall be necessary to comprise the "Required Lenders".

                  Section 5. Status of Credit Documents. This Amendment is limited solely for the purposes and to the extent expressly set forth herein, and, except as ex pressly modified hereby, the terms, provisions and condi tions of the Credit Documents and the Liens granted thereunder shall continue in full force and effect and are hereby ratified and confirmed in all respects.

                  Section 6. Counterparts. This Amendment may be executed and delivered in any number of counterparts and by the different parties hereto on separate counter parts, each of which when so executed and delivered shall be an original, but all of which shall together consti-


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tute  one  and  the  same instrument.  A complete set of counterparts shall be lodged with the Company and the Agent.

                  Section 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).


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                  IN WITNESS  WHEREOF,  the parties  hereto  have  caused  their respective duly authorized officers to execute and deliver this Amendment No. 9 to the Second Amended and Restated Credit Agreement as of the date first above written.

                                            MAGELLAN HEALTH SERVICES, INC.


                                            By:________________________
                                               Name:
                                               Title:

                                            BANKERS TRUST COMPANY,
                                              as Agent and a Lender


                                            By:________________________
                                               Name:
                                               Title:


                                            FIRST UNION NATIONAL BANK OF
                                              NORTH CAROLINA, as Co-Agent
                                              and a Lender


                                            By:________________________
                                               Name:
                                               Title:


                                            BANK OF AMERICA NATIONAL TRUST
                                              AND SAVINGS ASSOCIATION


                                            By:________________________
                                               Name:
                                               Title:


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                                            BANK OF IRELAND


                                            By:________________________
                                               Name:
                                               Title:


                                            BANQUE FRANCAISE DU COMMERCE
                                              EXTERIEUR


                                            By:________________________
                                               Name:
                                               Title:

                                            By:________________________
                                               Name:
                                               Title:


                                            CREDIT LYONNAIS,
                                              Cayman Islands Branch


                                            By:________________________
                                               Name:
                                               Title:


                                            DRESDNER BANK AG, New York and
                                              Grand Cayman Islands Branches


                                            By:________________________
                                               Name:
                                               Title:



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                                            By:________________________
                                               Name:
                                               Title:


                                            GENERAL ELECTRIC CAPITAL
                                              CORPORATION


                                            By:________________________
                                               Name:
                                               Title:


                                            GIROCREDIT BANK AG DER
                                              SPARKESSEN


                                            By:________________________
                                               Name:
                                               Title:

                                            THE BANK OF NEW YORK


                                            By:________________________
                                               Name:
                                               Title:


                                            THE   BANK    OF    TOKYO-MITSUBISHI
                                              LIMITED,    New    York    Branch,
                                              successor   by   merger   to   THE
                                              MITSUBISHI BANK, LIMITED


                                            By:________________________
                                               Name:
                                               Title:


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Consented and agreed to as of
the date first above written:

By each of the entities listed
on Schedule I hereto:


By:____________________
   Name:
   Title:              ,
                  of each of the entities
                  listed on Schedule I hereto


By each of the entities listed
on Schedule II hereto:


By:____________________
   Name:
   Title:              ,
                  of each of the entities
                  listed on Schedule II hereto


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